EXHIBIT 10 (d1)

SECOND AMENDMENT TO THE
CAPITOL BANCORP LTD.
AMENDED AND RESTATED EMPLOYEE STOCK OWNERSHIP PLAN

The Capitol Bancorp Ltd. Employee Stock Ownership Plan is hereby amended effective January 1, 2008 by adding the following participating employers at the end of the list therein contained:
Name of Employer	Type of Entity	State of Organization	Date of Participation
BAIA Acquisition Company, LLC	LLC	Michigan	January 1, 2008
Clemson Holdings, LLC	LLC	Michigan	January 1, 2008

Dated: February 26, 2009	CAPITOL BANCORP LIMITED By: /s/ Cristin K. Reid Cristin K. Reid Its: Corporate President

Dated: February 6, 2009	BAIA ACQUISITION COMPANY, LLC By: /s/ Robert Hogan Robert Hogan Its: Manager

Dated: February 6, 2009	CLEMSON HOLDINGS, LLC By: /s/ Robert Hogan Robert Hogan Its: Manager